Exhibit 31.4

Certifications

Pursuant to Section 302 of the Sarbanes — Oxley Act of 2002

I, Richard Li, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Emerson Radio Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: July 27, 2022

/s/ Richard Li
Richard Li
Chief Financial Officer

A signed original of this written statement required by Section 302 has been provided to Emerson Radio Corp. and will be retained by Emerson Radio Corp. and furnished to the Securities and Exchange Commission or its staff upon request.